AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2003.

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ESS TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	94-2928582 (I.R.S. Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CALIFORNIA 94538
(510) 492-1088
(Address of Principal Executive Offices)

1995 EMPLOYEE STOCK PURCHASE PLAN
1997 EQUITY INCENTIVE PLAN
(Full title of the plans)

Robert L. Blair	COPY TO:
President and Chief Executive Officer
48401 Fremont Boulevard
Fremont, California 94538
(Name and address of agent for service)
(510) 492-1088
(Telephone number, including area code, of
agent for service)	Peter Cohn Lowell D. Ness Orrick, Herrington & Sutcliffe LLP 1020 Marsh Road Menlo Park, California 94025 (650) 614-7400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate	Amount of
Title of each class of securities	Amount to be	price per	offering	registration
to be registered	registered(1)	share (2)	price (2)	fee

1995 Employee Stock Purchase Plan
Common Stock,
no par value	500,000 Shares	$9.02	$4,510,000	$365

1997 Equity Incentive Plan
Common Stock,
no par value	1,000,000 Shares	$9.02	$9,020,000	$730

TOTAL	1,500,000 Shares		$13,530,000	$1,095

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Pursuant to Rule 457(h)(1) and 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $9.02 per share, the average of the high and low price of the common stock of the Registrant as reported on the Nasdaq National Market on June 19, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)       All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

(c)       The description of the Registrant’s common stock, no par value, which is contained in the Registrant’s Form 8-A Registration Statement filed under Section 12 of the Exchange Act on

October 5, 1995, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing such documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

The validity of the common stock registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Peter Cohn, a partner of Orrick, Herrington & Sutcliffe LLP, is Secretary of Registrant.

Item 6.     Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Article III of the Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the California Corporations Code and Section 6.1 of Article VI of the Registrant’s Bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. The Registrant has entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

Exhibit
Number

4.1	Registration Rights Agreement dated May 28, 1993 among the Registrant and certain security holders. (Incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1 (File No. 33-95388), filed on August 4, 1995.)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see signature page to this Registration Statement).

Item 9.     Undertakings.

(a)       The undersigned Registrant hereby undertakes:

     (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 26th day of June 2003.

ESS TECHNOLOGY, INC.

By:	/s/ ROBERT L. BLAIR

Robert L. Blair President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Robert L. Blair and James B. Boyd, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. BLAIR Robert L. Blair	Director, President and Chief Executive Officer (Principal Executive Officer)	June 26, 2003

/s/ JAMES B. BOYD James B. Boyd	Chief Financial Officer (Principal Financial Officer)	June 26, 2003

/s/ FRED S.L. CHAN Fred S.L. Chan	Chairman of the Board of Directors	June 26, 2003

/s/ PETER T. MOK Peter T. Mok	Director	June 26, 2003

/s/ DAVID S. LEE David S. Lee	Director	June 26, 2003

/s/ DOMINIC NG Dominic Ng	Director	June 26, 2003

/s/ ALFRED J. STEIN, JR. Alfred J. Stein, Jr.	Director	June 26, 2003

INDEX TO EXHIBITS

Exhibit
Number

4.1	Registration Rights Agreement dated May 28, 1993 among the Registrant and certain security holders. (Incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1 (File No. 33-95388), filed on August 4, 1995.)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see signature page to this Registration Statement).